Exhibit 99.1

Allarity Therapeutics Reports Second Quarter 2026 Results and Completion of the Phase 3-Ready Stenoparib Manufacturing Campaign

- Completed quarter with $26.9 million in cash and restricted cash

- Key U.S. patent was awarded, protecting exclusivity of stenoparib when used with the stenoparib-specific DRP® companion diagnostic into 2042

- AACR 2026 data linked higher stenoparib DRP® scores with enhanced overall survival in advanced ovarian cancer, further supporting DRP®-guided patient selection

- Obtained CLIA certification for its in-house laboratory, enabling full control of DRP® testing to accelerate and support U.S. clinical trials

TARPON SPRINGS, Fla., AUGUST 14, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib (2X-121)—a differentiated, dual PARP and WNT pathway inhibitor—today reported financial results and provided an update on operational highlights for the second quarter ended June 30, 2026.

“The second quarter was a highly productive period for Allarity. During the quarter, the USPTO granted the key U.S. patent covering our stenoparib-specific DRP® companion diagnostic, providing exclusivity to develop stenoparib with its DRP® into April 2042. This establishes a critical, long-term intellectual property foundation for stenoparib development and commercialization and reinforces our confidence in the long-term potential of our approach to pairing anticancer therapeutics with drug-specific companion diagnostics,” said Thomas Jensen, Chief Executive Officer of Allarity Therapeutics.

“Subsequent to quarter-end, we also successfully completed our manufacturing campaign for stenoparib, securing drug supply in accordance with the more stringent standards required for late-stage clinical development. Completion of this campaign represents an important step as we prepare for a pivotal, registrational trial. We have also secured CLIA certification for our in-house laboratory, enabling us to do all of the necessary testing for the DRP® in-house, which will further secure our ability to control and accelerate the advance of stenoparib toward FDA approval. I am particularly proud of these accomplishments as they position the company to drive stenoparib forward as rapidly as possible. Together with the presentation of our promising, durable Phase 2 clinical benefit data in advanced ovarian cancer patients at leading international oncology conferences, these achievements further strengthen the foundation for accelerating stenoparib toward FDA approval. Finally, I am pleased that we ended the quarter with almost $27 million in cash and restricted cash, providing us with the financial resources to continue the important work of advancing stenoparib.”

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Clinical and Drug Development Progress

●	Phase 3 manufacturing campaign milestone: During the second quarter, Allarity announced that its active pharmaceutical ingredient (API) manufacturing campaign for stenoparib was progressing in line with the planned timeline at its world-class contract development and manufacturing organization (CDMO). Subsequent to quarter-end, the campaign was successfully completed (July 2026), ahead of the originally planned completion by the third quarter of 2026. The campaign supports accelerating stenoparib toward FDA approval following its FDA Fast Track designation and was completed in anticipation of the generation of clinical benefit data from the ongoing Phase 2 trial in advanced ovarian cancer. All manufacturing-related payments were completed during the second quarter and are recorded as prepaid expenses, and no additional cash outlays for API manufacturing are anticipated.

●	Key U.S. patent granted for the stenoparib DRP® companion diagnostic: The United States Patent and Trademark Office (USPTO) granted the key U.S. patent covering Allarity’s proprietary stenoparib-specific Drug Response Predictor (DRP®) companion diagnostic, with a term extending into April 2042. The grant follows the USPTO’s Notice of Allowance announced in April 2026. The patent covers methods for predicting clinical benefit from stenoparib based on gene-expression profiles derived from tumor samples, as well as methods for selecting patients most likely to benefit from stenoparib treatment, and affords commercial exclusivity protection for stenoparib when used in concert with the stenoparib DRP®.

●	AACR 2026 data linking DRP® to enhanced overall survival in ovarian cancer: At the American Association for Cancer Research Annual Meeting 2026 (AACR 2026), Allarity presented Phase 2 clinical data showing extended overall survival benefit in advanced, platinum-resistant and refractory ovarian cancer patients, particularly in those patients whose tumors have the highest stenoparib DRP® scores. These data reinforce the value of leveraging the DRP-based patient selection strategies to select patients most likely to benefit from stenoparib and to accelerate stenoparib’s advance to FDA approval.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

●	AACR 2026 data highlighting stenoparib’s potential in colorectal cancer: In a second AACR 2026 poster, the Company presented new findings demonstrating stenoparib’s mechanism of action—modulating the WNT/β-catenin signaling pathway and inhibiting the growth of human colorectal cancer cell lines at clinically relevant concentrations. The majority of colorectal cancers activate the WNT pathway, enabling cancer progression and metastatic spread. Accordingly, inhibition of the WNT pathway may provide an exciting new therapeutic option for colon and rectal cancers, which remain among the most prevalent and deadly cancers in the United States.

●	Poster presented at ESMO Gynaecological Cancers Congress: Allarity presented a Trial-in-Progress poster outlining the scientific background, study design, and clinical rationale for its ongoing Phase 2 trial evaluating stenoparib in patients with advanced platinum-resistant or platinum-ineligible ovarian cancer. The poster was presented by the study’s Principal Investigator, Kathleen N. Moore, M.D., an internationally recognized specialist in gynecologic oncology and a leading expert in advanced platinum-resistant and platinum-refractory ovarian cancer.

●	Ovarian cancer program continued under FDA Fast Track designation: Allarity continued enrollment in its Phase 2 clinical trial protocol evaluating stenoparib in advanced, recurrent, platinum-resistant or platinum-ineligible ovarian cancer. The amended protocol is designed expressly to capitalize on the emerging clinical experience with stenoparib in platinum-resistant patients and to accelerate the clinical development of stenoparib toward FDA approval.

●	SCLC combination trial continued enrollment: The Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC)—fully funded by the U.S. Department of Veterans Affairs (VA)—continued enrolling patients across multiple VA medical centers throughout the United States.

●	CLIA certification obtained: Allarity obtained a Certificate of Registration under the Clinical Laboratory Improvement Amendments (CLIA) for its in-house laboratory in Hørsholm, Denmark. The FDA requires that biomarker testing used to select patients for registration trials be performed in a CLIA-certified laboratory environment. For the first time, Allarity is now able to perform its DRP® testing in-house in a CLIA-certified environment to support U.S. clinical trials, including a registrational trial of stenoparib in advanced ovarian cancer. This is expected to reduce reliance on external laboratories, may shorten turnaround times and reduce costs. It also may position the Allarity Therapeutics Medical Laboratory as a preferred CLIA-certified laboratory partner in Northern Europe for other companies seeking to conduct clinical trials in, or commercialize products for the U.S. market.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Corporate and Strategic Developments

●	Scientific visibility at Precision Medicine Forum Europe 2026: CEO Thomas Jensen presented at Precision Medicine Forum Europe 2026 in Stockholm, Sweden, discussing stenoparib’s dual mechanism of action and Allarity’s predictive biomarker, as well as the Company’s ongoing Phase 2 trials.

Second Quarter 2026 Financial Review

Results of Operations for the Three Months Ended June 30, 2026

●	Cash Position: As of June 30, 2026, cash and restricted cash totaled $26.9 million, compared to $14.7 million as of June 30, 2025. The Company used $2.6 million of cash in operating activities during the quarter.

●	R&D Expenses: Research and development (R&D) expenses were $1.3 million for the quarter ended June 30, 2026, compared to $2.3 million for the quarter ended June 30, 2025.

●	G&A Expenses: General and administrative (G&A) expenses were $1.3 million for the quarter ended June 30, 2026, compared to $1.8 million for the quarter ended June 30, 2025.

●	Total Comprehensive Loss: The total comprehensive loss attributable to common stockholders was $3.7 million for the quarter ended June 30, 2026, compared to $4.2 million for the quarter ended June 30, 2025. For the six months ended June 30, 2026, the loss was $6.5 million, compared to $7.2 million for the six months ended June 30, 2025.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, especially drug-resistant cancers. By inhibiting PARP and blocking WNT pathway activation, stenoparib’s therapeutic action shows potential as a promising therapeutic for many cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer. Allarity has secured exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121. Allarity has completed its first Phase 2 trial for stenoparib in advanced ovarian cancer patients. That trial showed promising and durable clinical benefit in ovarian cancer patients who had two or more lines of prior lines of therapy and recieved stenoparib twice daily. The updated data from this study were presented at the AACR special conference on advances in ovarian cancer in September 2025. These analyses are subject to change as follow-up matures. A new protocol was designed expressly to capitalize on this emerging clinical experience with stenoparib in platinum-resistant patients and began enrolling patients in the summer of 2025. This amended protocol enrolls only platinum- resistant or platinum-ineligible patients and is designed to accelerate the clinical development of stenoparib toward FDA approval. In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for relapsed small cell lung cancer (SCLC) began enrolling patients in early 2026 and is currently enrolling patients across multiple VA sites in the U.S.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, may have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be enhanced. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines, combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has shown an ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients across dozens of clinical studies (both retrospective and prospective). The DRP platform, which Allarity believes may be useful in all cancer types and is patented for dozens of anticancer drugs, has been extensively published in the peer-reviewed literature.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® technology to develop a companion diagnostic that can be used to select those patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark and its U.S. business address is in Florida. The Company is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Company’s ongoing and planned clinical development of stenoparib; the enrollment, conduct, timing and potential results of its Phase 2 trials in advanced ovarian cancer and relapsed small cell lung cancer; the potential safety, efficacy, tolerability and clinical benefit of stenoparib; the potential use of the stenoparib DRP® companion diagnostic for patient selection; the advancement of stenoparib toward pivotal development, FDA approval and commercialization; the availability of drug supply from the completed manufacturing campaign; the anticipated benefits of the Company’s CLIA-certified laboratory; the potential commercial use of the DRP® platform and laboratory services; the scope and duration of patent protection for stenoparib and the stenoparib DRP® companion diagnostic; and the Company’s anticipated cash runway and ability to fund its operations and development plans. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to clinical development, patient enrollment, trial execution and regulatory review; the possibility that clinical results may not demonstrate the anticipated safety, efficacy, durability or clinical benefit of stenoparib; the predictive accuracy, validation, regulatory acceptance and clinical utility of the stenoparib DRP® companion diagnostic; the Company’s ability to obtain, maintain and enforce intellectual property protection; the quality, availability and regulatory compliance of stenoparib drug supply; the Company’s ability to maintain its CLIA certification and other required laboratory approvals; the possibility that anticipated efficiencies, cost savings or commercial opportunities may not be realized; reliance on third-party clinical sites, investigators, manufacturers and suppliers; and the Company’s ability to maintain sufficient financial resources and obtain additional funding, if required. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, available at the SEC’s website at www.sec.gov, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share data)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets
Cash	$16,982	$14,687
Restricted Cash	9,999	—
Other current assets	61	265
Prepaid expenses	3,377	2,110
Tax credit receivable	1,310	866
Total current assets	31,729	17,928
Non-current assets:
Property, plant and equipment, net	386	330
Total assets	$32,115	$18,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,113	$4,282
Accrued expenses and other current liabilities	1,971	2,667
Income taxes payable	81	81
Promissory note - short term, net of discounts	20,862	—
Derivative liability	128
Convertible promissory notes and accrued interest	1,424	1,400
Total current liabilities	28,579	8,430

Total liabilities	28,579	8,430

Commitments and contingencies (Note 8)

Stockholders’ equity
Common stock, $0.0001 par value (250,000,000 shares authorized); 19,124,363 and 19,030,619 shares issued and 15,910,724 and 16,080,980 outstanding at June 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	144,683	144,233
Accumulated other comprehensive loss	(1,346)	(1,021)
Accumulated deficit	(136,352)	(130,197)
Treasury stock, at cost; 3,213,639 and 2,949,639 shares at June 30, 2026, and December 31, 2025, respectively	(3,452)	(3,190)
Total stockholders’ equity	3,536	9,828
Total liabilities and stockholders’ equity	$32,115	$18,258

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

ALLARITY THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
License Revenue	$—	$—	$25	$—
Total revenue	—	—	25	—

Operating expenses:
Research and development	1,345	2,321	$2,642	$3,724
General and administrative	1,326	1,812	2,742	3,445
Total operating expenses	2,671	4,133	5,384	7,169
Loss from operations	(2,671)	(4,133)	(5,359)	(7,169)
Other income (expense):
Interest income	217	237	380	459
Interest expense	(719)	(12)	(948)	(69)
Foreign exchange gains (losses)	(104)	1,588	(100)	1,726
Change in fair value of derivative and warrant liabilities	(128)	—	(128)	1
Total other income (expense), net	(734)	1,813	(796)	2,117

Net loss	$(3,405)	$(2,320)	$(6,155)	$(5,052)

Net loss per common share, basic and diluted	$(0.21)	$(0.15)	$(0.39)	$(0.38)
Weighted average common shares outstanding, basic and diluted	15,910,724	15,543,321	15,944,946	13,357,266

Other comprehensive loss
Net loss	$(3,405)	$(2,320)	$(6,155)	$(5,052)
Change in cumulative translation adjustment	(267)	(1,830)	(325)	(2,106)
Total comprehensive loss	$(3,672)	$(4,150)	$(6,480)	$(7,158)

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com